Exhibit 10.9

Made as of the 28 day of April, 2013

BETWEEN:	OphthaliX Inc.
A company incorporated in the State of Delaware
(hereinafter the “Company”)

on the one part

AND:	Gil Ben Menachem
I.D. 022935761
Of 4 HaHadas St. Petach Tikvah, 49321, Israel
(hereinafter the “Optionee”)
on the other part

WHEREAS,  on February 2, 2012 the shareholders of the Company approved the 2012 Stock Incentive Plan, a copy of which is attached as Exhibit A hereto (the "Plan"), on January 29, 2013 the Board of Directors of the Company has approved the Israeli Annex to the Plan to enable the grant of Options under Section 102 of the Israeli Tax Ordinance ("Section 102"), a copy of which is attached as Exhibit A hereto, forming an integral part hereof (the “ISOP”; the Plan and the ESOP shall collectively be referred to herein as the "ESOP"), and on April 22, 2013 the Board of Director of the Company has resolved to grant to the Optionee a Time Based Option to purchase up to 469,854 Common Stock of the Company and a Success Based Option to purchase up to 469,854 Common Stock of the Company (collectively, the "Shares") in accordance with the terms of the ESOP; and

WHEREAS,  the Optionee has agreed to such grant, subject to all the terms and conditions as set forth in the ESOP and as provided herein;

NOW, THEREFORE, it is agreed as follows:

1.        Preamble and Definitions

1.1           The preamble to this agreement constitutes an integral part hereof.

1.2           Unless otherwise defined herein (including in Exhibit B), capitalized terms used herein shall have the meaning ascribed to them in the ESOP.

2.        Grant of Options

2.1      The Company hereby grants to the Optionee the number of Options as set forth in Exhibit B hereto, each Option shall be exercisable for one Share, upon payment of the Purchase Price as set forth in Exhibit B, subject to the terms and the conditions as set forth in the ESOP and as provided herein.

2.2           The Optionee is aware that the Company intends in the future to issue additional shares and to grant additional options to various entities and individuals, as the Company in its sole discretion shall determine.

3.        Period of Option and Conditions of Exercise

3.1           The terms of this Option Agreement shall commence on the Date of Grant and terminate at the Expiration Date, or at the time at which the Option expires pursuant to the terms of the ESOP or pursuant to this Option Agreement.

3.2           Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number.

4.        Adjustments

Notwithstanding anything to the contrary in the ESOP and in addition thereto, in any such Reorganization Event as described in the ESOP, the Vesting Dates shall be accelerated so that any unvested Option shall be immediately vested in full as of the date which is ten (10) days prior to the effective date of the Reorganization Event, and the Board shall notify the Optionee that the unexercised Options are fully exercisable for a period of ten (10) days from the date of such notice, and that any unexercised Options shall terminate upon the expiration of such period.

5.        Term and Exercise of Options

5.1           Options shall be exercised by the Optionee by giving written notice and the payment of the purchase price to the Company, in such form and method as may be determined by the Company and when applicable, by the trustee appointed under Section 102 (the "Trustee") in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and the payment of the Purchase Price at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

5.2           Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in Exhibit B to the Option Agreement; and (ii) the expiration of any extended period in any of the events set forth in Section 5.5 below.

5.3           The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 5.5 below, the Optionee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

5.4           Subject to the provisions of Section 5.5 below, in the event of termination of Optionee’s employment or services, with the Company or any of its Affiliates, all Options granted to such Optionee will immediately expire. A notice of termination of employment or service shall be deemed to constitute termination of employment or service.

5.5           Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Optionee's employment or services with the Company or any Affiliate during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates of the Options, if:

(i) termination is without Cause, in which event any Vested Option still in force and unexpired may be exercised within a period of ninety (90) days after the date of such termination; or-

(ii) termination is the result of death or disability of the Optionee, in which event any Vested Option still in force and unexpired may be exercised within a period of twelve (12) months after the date of such termination; or -

(iii) prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option, will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

5.6           To avoid doubt, the holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of any applicable corporate laws, until registration of the Optionee as holder of such Shares in the Company’s register of shareholders upon exercise of the Options in accordance with the provisions of the ESOP.

5.7           Any form of Option Agreement authorized by the ESOP may contain such other provisions as the Committee may, from time to time, deem advisable.

5.8       Notwithstanding anything to the contrary herein above, in the event of termination of Optionee's employment or service with the Company or any Affiliate, when the employee continues to provide services (or vice versa) to the Company or any Affiliate, the Options granted to such Optionee shall not be affected by such change in the Optionee’s status, and the employee will be allowed to keep the Options pursuant to its original terms.

6.          Vesting; Period of Exercise

Subject to the provisions of the ESOP, Options shall vest and become exercisable according to the Vesting Dates set forth in Exhibit B hereto, provided that the Optionee is employed by or provides services to the Company and/or its Affiliates on the applicable Vesting Date.

All unexercised Options granted to the Optionee shall terminate and shall no longer be exercisable on the Expiration Date.

7.        Exercise of Options

7.1           Options may be exercised in accordance with the provisions of the ESOP.

7.2           In order for the Company to issue Shares upon the exercise of any of the Options, the Optionee hereby agrees to sign any and all documents required by any applicable law and/or by the Company's incorporation documents.

7.3           Until the consummation of an IPO, any Shares acquired upon the exercise of Options shall be voted by an irrevocable proxy, attached as Exhibit C hereto.

7.4           The Company shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law.

8.        Restrictions on Transfer of Options and Shares

8.1           The transfer of Options and the transfer of Shares to be issued upon exercise of the Options shall be subject to the limitations set forth in the ESOP and in the Company’s incorporation documents and any shareholders’ agreement to which the holders of ordinary shares of the Company are bound.

8.2           With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the holding period required under Section 102 of the Ordinance.

8.3           With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

8.4           The Optionee acknowledges that in the event Company's shares shall be registered for trading in any public market, the Optionee’s right to sell Shares may be subject to limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.

The Optionee acknowledges that in order to enforce the above restriction, the Company may impose stop-transfer instructions with respect to the exercised Shares.

8.5           The Optionee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations.

8.6           The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Optionee's rights according to this Option Agreement).

9.          Taxes; Indemnification

9.1           Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

9.2           The Optionee hereby acknowledges that he is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Option granted hereunder and the tax implications applicable to such grant. The Optionee accepts the provisions of the trust agreement signed between the Company and the Trustee, attached as Exhibit D hereto, and agrees to be bound by its terms.

9.3           The receipt of the Options and the acquisition of the Shares to be issued upon the exercise of the Options may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

9.4           The Optionee will not be entitled to receive from the Company and/or the Trustee any Shares allocated or issued upon the exercise of Options prior to the full payments of the Optionee’s tax liabilities arising from Options which were granted to him and/or Shares issued upon the exercise of Options. For the avoidance of doubt, neither the Company nor the Trustee shall be required to release any share certificate to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

10.         Miscellaneous

10.1         No Obligation to Exercise Options. The grant and acceptance of these Options imposes no obligation on the Optionee to exercise it.

10.2         Confidentiality. The Optionee shall regard the information in this Option Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

10.3         Continuation of Employment or Service. Neither the ESOP nor this Option Agreement shall impose any obligation on the Company or an Affiliate to continue the Optionee’s employment or service and nothing in the ESOP or in this Option Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

10.4         Entire Agreement. Subject to the provisions of the ESOP, to which this Option Agreement is subject, this Option Agreement, together with the exhibits hereto, constitute the entire agreement between the Optionee and the Company with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company with respect to the subject matter hereof.

10.5         Failure to Enforce - Not a Waiver. The failure of any party to enforce at any time any provisions of this Option Agreement or the ESOP shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.6         Provisions of the ESOP. The Options provided for herein are granted pursuant to the ESOP and said Options and this Option Agreement are in all respects governed by the ESOP and subject to all of the terms and provisions of the ESOP. Any interpretation of this Option Agreement will be made in accordance with the ESOP but in the event there is any contradiction between the provisions of this Option Agreement and the ESOP, the provisions of the Option Agreement will prevail.

10.7         Binding Effect. The ESOP and this Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

10.8         Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Optionee and/or to the Company at the addresses shown on the letterhead above, or at such other place as the Company may designate by written notice to the Optionee. The Optionee is responsible for notifying the Company in writing of any change in the Optionee’s address, and the Company shall be deemed to have complied with any obligation to provide the Optionee with notice by sending such notice to the address indicated below.

OphthaliX Inc.:

Name: Barak Singer		Name: Pnina Fishman

Position: CEO		Position: Chairman

Signature:	/s/ Barak Singer	Signature:	/s/ Pnina Fishman

I, the undersigned, hereby acknowledge receipt of a copy of the ESOP and accept the Options subject to all of the terms and provisions thereof. I have reviewed the ESOP and this Option Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understand all provisions of this Option Agreement. I agree to notify the Company upon any change in the residence address indicated above.

April 28, 2013	/s/ Gil Ben-Menachem

Date	Gil Ben Menachem

Attachments:

Exhibit A:	OphthaliX 2012 Stock Incentive Plan/Israeli Annex to the OphthaliX StockIncentive Plan

Exhibit B:	Terms of the Option

Exhibit C:	Proxy

Exhibit D:	Trust Agreement between the Company and the Trustee

EXHIBIT B

TERMS OF THE OPTION

Name of the Optionee:	Gil Ben Menachem
Date of Grant:	April 22, 2013 (the "Date of Grant")
Designation:	✓ Approved 102 Option: Capital Gain Option (CGO) ƒ Unapproved 102 Option ƒ 3(i) Option
1. Number of Options granted:	Time Based Options - 469,854 Success Based Options - 469,854
2. Purchase Price:	US$1.1757 (average of the 30 days prior to the Board resolution) (the "Purchase Price")
3. Vesting Dates as follows:

TIME BASED OPTIONS
Number of Options	Vesting Date
39,155	March 31, 2013
39,155	June 30, 2013
39,155	September 30, 2013
39,155	December 31, 2013
39,155	March 31, 2014
39,155	June 30, 2014
39,154	September 30, 2014
39,154	December 31, 2014
39,154	March 31, 2015
39,154	June 30, 2015
39,154	September 30, 2015
39,154	December 31, 2015

SUCCES BASED OPTIONS
Number of Options	Vesting Date
156,618	upon the commencement of the trading of OphthaliX's securities on Nasdaq or NYSE MKT LLC (formerly known as Amex).
156,618	vest upon completion of an out-license transaction in relation to any product of OphthaliX.
156,618	upon the commencement of a phase 3 clinical trial of CF-101 for Glaucoma (and in the unlikely event that the phase 2 trial is unsuccessful, then OphthaliX's Board shall allocate a different milestone).

4. Expiration Date:	April 21, 2023 (the "Expiration Date")

EXHIBIT C

PROXY

The undersigned, as record holder of securities of OphthaliX Inc. (the “Company”) described below, hereby irrevocably appoints the CEO of the Company, as my proxy to attend all shareholders’ meetings and to vote, execute consents, and otherwise represent me with respect to exercised shares (i.e. options exercised into shares pursuant to the OphthaliX 2012 Stock Incentive Plan, and any annexes thereto) in the same manner and with the same effect as if the undersigned were personally present at any such meeting or voting such securities or personally acting on any matters submitted to shareholders for approval or consent.

This proxy is made pursuant the OphthaliX 2012 Stock Incentive Plan approved by the stockholders on February 6, 2012.

The Shares shall be voted by the proxy holder in the same proportion as the votes of the other shareholders of the Company.

This proxy is irrevocable as it may effect rights of third parties.

The irrevocable proxy will remain in full force and effect until the consummation of an IPO, upon which it will terminate automatically.

This proxy shall be signed exactly as the shareholder’s name appears on his share certificate. Joint shareholders must each sign this proxy. If signed by an attorney in fact, the Power of Attorney must be attached.

/s/ Gil Ben Menachem	30/4/13
Gil Ben Menachem	Date

EXHIBIT D

TRUST NOTE

This Trust Note (the "Trust Note") entered into this __ day of January 2013

By and between:

S.G.S Trusts Ltd.
4 Berkowitz St.
Tel Aviv, 61180 (the "Trustee")	on the one part

Ophtalix Inc.

(the "Issuing Company")

EyeFite Ltd.

10Bareket St.

Petach Tikva

CanFite Biopharma Ltd.

10Bareket St.

Petach Tikva

(together shall be referred to as the "Employer Companies")            on the second part

Whereas          on the ___ day of January 2013, the Issuing Company adopted an employee option plan, as defined in section 102 to the Tax Ordinance (the "Plan"); and

Whereas          according to the Plan, the Issuing Company will issue from time to time, shares or rights to shares to employees including to the employees of the Employer Companies in Israel, such issuance will be through a trustee; and

Whereas           In accordance with the Plan, shares will be issued to the Trustee to hold in trust until the end of the period as defined in the Tax Ordinance, Income Tax Ordinance (Tax breaks allocation of shares to employees)- 2003 (the "Rules"), in the Plan and this Trust Note; and

Whereas          The Employer Companies have chosen S.G.S Trusts Ltd., to act as the Trustee with respect to the Plan, and S.G.S Trusts Ltd., expressed her consent to act as a Trustee for the Employer Companies and their employees in Israel.

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NOW THEREFORE IT HAS BEEN AGREED, DECLARED AND STIPULATED BETWEEN THE PARTIES AS FOLLOWS:

1.          The introduction to this trust Note form an integral part thereof.

2.          According to the Plan the company's shares will not be issued to any of the Employer Companies employees, rather will be issued in the name of the Trustee and will be held by him until the end of the period, as defined in section 102 to the Tax Ordinance.

3.          Until all applicable tax payments were paid in accordance with section 7 to the Rules, the shares will not be transferable, assignable, pledged, foreclosed or any lien with respect thereto, and no power of attorney or transfer deed shall be provided with respect to the shares, whether its validity is immediate or to a future date, except a transfer by virtue of will or law.

In case of transfer by virtue of will or law, the provisions of section 102 to the Tax Ordinance and the Rules will apply on the transferees of the employee.

4.          At any time after the end of the period, each employee will be entitled to demand that the Trustee transfer the shares held on his behalf to his name, provided however, that the Trustee will not transfer such shares until all applicable tax was paid according to section 102 of the Tax Ordinance and the Rules (the "Applicable Tax"), and the Trustee received the applicable assessor's confirmation.

5.          If according to the Plan the employee will be issued rights to purchase shares, or will be issued with respect to the shares, bonus shares, they will be issued in the name of the Trustee. The employee will be entitled to instruct the Trustee to exercise the rights or the bonus shares following the end of the period as defined in the Plan. The shares subject to the rights will be issued to the Trustee in accordance with section 2 to the Rules, and the provisions of the Plan will apply, including, selection of a tax track and the provisions of this Trust Note, however the time frame until the end of the period will be calculated from of the date of the actual share issuance in connection with the rights and bonus shares.

6.          The company hereby commits to the Trustee that she will not issue any shares to the Employer Companies employees in Israel as part of the Plan, unless the employee stated that its aware of the provisions of section 102 to the Tax Ordinance and the applicable tax track, and has provided his written consent to the provisions of this Trust Note, and of his commitment not to exercise the shares before the end of the period, as defined in 102 to the Tax Ordinance.

IN WITNESS WHEREOF THE PARTIES HAVE SIGNED BELOW:

/s/ Pnina Fishman	/s/ Pnina Fishman /s/ Ilan Cohn	/s/ S.G.S Trusts Ltd.
Eyefite Ltd.	CanFite Biopharma Ltd.	S.G.S Trusts Ltd.